EXHIBIT 99
Oriental Financial Group Second Quarter 2011 Results
SAN JUAN, Puerto Rico, July 21, 2011 — Oriental Financial Group Inc. (NYSE: OFG) today announced results for the second quarter ended June 30, 2011.
2Q11 Financial Summary
•	Income available to common shareholders increased to $25.3 million, compared to a loss of $4.2 million in the year ago quarter and a profit of $1.9 million in the March 2011 quarter.

•	Income per common share increased to $0.56, compared to a loss of $0.13 in the year ago quarter and income of $0.04 in the March 2011 quarter.

•	There were approximately 45.1 million average common shares outstanding in the quarter ended June 30, 2011, up 36.6% from the year ago quarter due to the 2010 equity offerings, and 2.3% below the March 2011 quarter as a result of share buybacks.

•	Pre-tax operating income of $18.5 million increased 23.1% from the year ago quarter and 42.0% from the March 2011 quarter.
CEO Comment
“We are pleased to report that we are delivering on our strategies, as our second quarter results clearly demonstrate,” said José Rafael Fernández, Vice Chairman of the Board, President and Chief Executive Officer. “We are growing the commercial banking business, returning capital to investors through increased share buy backs, and continuing to evaluate strategic opportunities in Puerto Rico.”
“Net interest income continues to rebound, while our core banking and wealth management operations continue to perform well, the cost of retail deposits continues to decline, and we maintain strong asset quality.”
“Our value-added, client-centric, advisory model enables Oriental to gather assets and quality deposits through our branch network, trust department and brokerage business. Over the last 12 months, we have successfully expanded that model to our commercial banking business, enabling us to capture market share by attracting quality corporate and small commercial clients.”
2Q11 Highlights
•	Loan production totaled $116.7 million, up 30.6% from a year ago and 49.6% on a sequential quarter basis. Commercial loan production of $45.6 million increased 125.5% year over year and 174.2% sequentially.

•	Net interest income was $42.7million, up 15.6% from a year ago and 14.9% on a sequential quarter basis. The increase on a sequential quarter basis primarily reflects a 16.7% increase in interest income on mortgage backed securities, mainly as a result of lower premium amortization based on a slowdown in pre-payments during the quarter.

•	Core retail deposit cost was 1.83%, down 54 basis points from a year ago and down 15 basis points on a sequential quarter basis, primarily due to the maturing of higher-priced retail certificates of deposit.

•	Book value per common share was $14.91 at June 30, 2011, up 6.6% from a year ago and 4.9% from March 31, 2011. Sequential growth primarily reflects increased retained earnings.
Items Included in 2Q11 Results
•	$9.1 million gain on the sale of investment securities with a book value of $156.3 million as Oriental took advantage of market opportunities.

•	$3.6 million in derivative loss from the strategic decision, as previously announced, to sell Oriental’s remaining swap options, purchase new swaps to manage interest rate exposure, and apply hedge accounting on them. As a result, fluctuations in valuation of the swaps that meet the hedge effectiveness requirements are recorded in Other Comprehensive Income.

•	$3.0 million tax benefit from the settlement of various tax contingencies.

•	$1.8 million negative adjustment to interest income from non-covered residential mortgage loans as certain interest receivable accrued in prior years was deemed to be uncollectible.
2Q11 Income Statement Analysis
Unless otherwise noted, all comparisons are to the quarter ended March 31, 2011
•	Total interest income increased 5.5%, to $82.2 million, primarily due to mortgage-backed securities. Excluding the previously mentioned adjustment, interest income from non-covered loans remained level, while interest income from covered loans declined, as these loans continue to pay down.

•	Total interest expense fell 3.1%, to $39.5 million. This reflects both lower cost of deposits (1.89% vs. 1.91%) and of borrowings (2.85% vs. 2.91%).

•	Provision for non-covered loans remained level at $3.8 million, while no provision for covered loans, net of the shared-loss asset, was deemed necessary.

•	As a result of the above factors, net interest income after provision for loan and lease losses increased 18.6%, to $38.9 million, and net interest margin expanded to 2.63% from 2.25%.

•	Assets under management, which generate recurring non-interest income, rose 2.2%, to $4.1 billion at June 30, 2011.

•	Mortgage banking activities increased 24.3%, to $2.4 million, as production picked up 18.2%, to $56.9 million, and Oriental obtained favorable pricing of mortgages sold into the secondary market.

•	Non-interest expenses remained level at $30.7 million.
June 30, 2011 Balance Sheet Analysis
Unless otherwise noted, all comparisons are to the amounts as of March 31, 2011
•	Total loans not covered under shared-loss agreements with the FDIC, net, increased 1.9%, to $1.16 billion, primarily due to a 14.6% increase in commercial loans.

•	Investment securities of $4.5 billion remained approximately level.

•	Approximately 97% of Oriental’s investment portfolio consists of agency mortgage-backed securities guaranteed or issued by FNMA, FHLMC or GNMA.
2Q11 Credit Quality (Loans Not Covered Under the Shared-Loss Agreements with the FDIC)
•	The allowance of $34.2 million increased 4.6%, rising to 2.85% of total non-covered loans and leases versus 2.78% at March 31, 2011.

•	Net credit losses of $2.3 million (0.78% of average loans outstanding) decreased 8.2% from the previous quarter.

•	The increase in non-performing loans primarily reflects the addition of an $8.5 million commercial loan, which is collateralized by an existing, owner-occupied commercial real estate property.
Share Repurchase Program
•	On June 29, 2011, Oriental announced completion of its $30 million common stock repurchase program and the adoption of a new program to purchase an additional $70 million in shares in the open market.

•	Under the $30 million program, initiated in February 2011, Oriental purchased a total of 2,406,303 shares, equal to approximately 5.5% of shares outstanding, at an average price of $12.10 per share.

•	As part of this program, during the second quarter, Oriental returned $16.7 million to shareholders, buying back 1,377,724 shares, at an average price of $12.08 per share.
Capital
•	Oriental continues to maintain regulatory capital ratios well above the requirements for a well-capitalized institution.

•	At June 30, 2011, the Leverage Capital Ratio was 9.74%, Tier-1 Risk-Based Capital Ratio was 30.40%, and Total Risk-Based Capital Ratio was 31.68%.
Conference Call
A conference call to discuss Oriental’s results, outlook and related matters will be held Friday, July 22, 2011, at 10:00 AM Eastern Time. The call will be accessible live via a webcast on Oriental’s Investor Relations website at www.orientalfg.com. A webcast replay will be available shortly thereafter. Access the webcast link in advance to download any necessary software.
About Oriental Financial Group
Oriental Financial Group Inc. is a diversified financial holding company that operates under U.S. and Puerto Rico banking laws and regulations, principally through its two subsidiaries, Oriental Bank and Trust and Oriental Financial Services. Now in its 47th year in business, Oriental provides a full range of commercial, consumer and mortgage banking services, as well as financial planning, trust, insurance, investment brokerage and investment banking services, primarily in Puerto Rico, through 30 financial centers. Investor information about Oriental can be found at www.orientalfg.com.

Non-GAAP Financial Measures
From time to time, Oriental uses certain non-GAAP measures of financial performance to supplement the financial statements presented in accordance with GAAP. Oriental presents non-GAAP measures when its management believes that the additional information is useful and meaningful to investors. Non-GAAP measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP.
Oriental’s management has reported and discussed the results of operations herein both on a GAAP basis and on a pre-tax operating income basis (defined as net interest income, less provision for non-covered loan and lease losses, plus banking and wealth management revenues, less non-interest expenses, and calculated on the accompanying table). Oriental’s management believes that, given the nature of the items excluded from the definition of pre-tax operating income, it is useful to state what the results of operations would have been without them so that investors can see the financial trends from Oriental’s continuing business.
Tangible common equity consists of common equity less goodwill. Management believes that the ratios of tangible common equity to total assets and to risk-weighted assets assist investors in analyzing Oriental’s capital position.
Forward-Looking Statements
The information included in this document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in forward-looking statements. Factors that might cause such a difference include, but are not limited to (i) the rate of declining growth in the economy and employment levels, as well as general business and economic conditions; (ii) changes in interest rates, as well as the magnitude of such changes; (iii) the fiscal and monetary policies of the federal government and its agencies; (iv) changes in federal bank regulatory and supervisory policies, including required levels of capital; (v) the relative strength or weakness of the consumer and commercial credit sectors and of the real estate market in Puerto Rico; (vi) the performance of the stock and bond markets; (vii) competition in the financial services industry; (viii) possible legislative, tax or regulatory changes; and (ix) difficulties in combining the operations of any acquired entity. For a discussion of such factors and certain risks and uncertainties to which Oriental is subject, see Oriental’s annual report on Form 10-K for the year ended December 31, 2010, as well as its other filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, Oriental assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.
# # #
Contacts:
Puerto Rico: Marilyn Santiago (msantiago@OrientalFG.com), Oriental Financial Group Inc., (787) 993-4648
U.S.: Steven Anreder (steven.anreder@anreder.com) and Gary Fishman (gary.fishman@anreder.com), Anreder & Company, (212) 532-3232

ORIENTAL FINANCIAL GROUP
Financial Summary
(NYSE: OFG)

	QUARTER ENDED				SIX-MONTH PERIOD ENDED
SUMMARY OF OPERATIONS (Dollars in thousands):	30-Jun-11	30-Jun-10%		31-Mar-11	30-Jun-11	30-Jun-10%

Interest Income:
Loans
Loans not covered under shared-loss agreements with the FDIC	$15,969	$17,813	-10.4%	$17,841	$33,808	$35,450	-4.6%
Loans covered under shared-loss agreements with the FDIC	13,060	11,587	12.7%	14,226	27,285	11,586	135.5%
Mortgage-backed securities	51,021	41,519	22.9%	43,738	94,759	85,113	11.3%
Investment securities	1,882	8,782	-78.6%	1,855	3,738	17,845	-79.1%
Short term investments	270	143	88.8%	250	520	185	181.1%

Total interest income	82,202	79,844	3.0%	77,910	160,110	150,179	6.6%

Interest Expense:
Deposits	11,588	11,951	-3.0%	12,214	23,802	23,194	2.6%
Securities sold under agreements to repurchase	23,512	25,487	-7.7%	24,159	47,671	50,772	-6.1%
Advances from FHLB and other borrowings	3,061	3,053	0.3%	3,049	6,110	6,065	0.7%
FDIC-guaranteed term notes	1,021	1,021	0.0%	1,021	2,042	2,042	0.0%
Note payable to the FDIC	—	1,064	-100.0%	—	—	1,064	-100.0%
Subordinated capital notes	308	305	1.0%	302	611	603	1.3%

Total interest expense	39,490	42,881	-7.9%	40,745	80,236	83,740	-4.2%

Net interest income	42,712	36,963	15.6%	37,165	79,874	66,439	20.2%
Provision for non-covered loan and lease losses	3,800	4,100	-7.3%	3,800	7,600	8,114	-6.3%
Provision for covered loan and lease losses, net	—	—	0.0%	549	549	—	100.0%

Net interest income after provision for loan and lease losses	38,912	32,863	18.4%	32,816	71,725	58,325	23.0%

Non-Interest Income (Loss):
Wealth management revenues	4,572	4,625	-1.1%	4,676	9,249	8,603	7.5%
Banking service revenues	3,306	3,041	8.7%	3,835	7,143	4,663	53.2%
Mortgage banking activities	2,435	2,339	4.1%	1,959	4,394	4,136	6.2%
Investment banking revenues (losses)	—	34	-100.0%	6	6	34	-82.4%

Total banking and wealth management revenues	10,313	10,039	2.7%	10,476	20,792	17,436	19.2%
Total loss on other-than-temporarily impaired securities	—	(1,796)	-100.0%	—	—	(41,386)	-100.0%
Portion of loss on securities recognized in other comprehensive income	—	—	0.0%	—	—	38,958	-100.0%

Other-than-temporary impairments on securities	—	(1,796)	-100.0%	—	—	(2,428)	-100.0%
Accretion of FDIC loss-share indemnification asset	1,020	1,314	-22.4%	1,211	2,231	1,314	69.8%
Net gain (loss) on:
Sales of securities	9,132	11,833	-22.8%	(2)	9,130	23,853	-61.7%
Derivatives	(3,603)	(26,615)	-86.5%	(3,968)	(7,571)	(37,251)	-79.7%
Trading securities	(6)	1	-700.0%	(31)	(37)	(2)	1750.0%
Fair value adjustment on FDIC equity appreciation instrument	—	909	-100.0%	—	—	909	-100.0%
Foreclosed real estate	(3)	(26)	-88.5%	(132)	(135)	(143)	-5.6%
Other	7	7	0.0%	(27)	(20)	17	-217.6%

Total non-interest income (loss), net	16,860	(4,334)	-489.0%	7,527	24,390	3,705	558.3%

Non-Interest Expenses:
Compensation and employee benefits	11,230	10,433	7.6%	11,688	22,918	18,683	22.7%
Professional and service fees	5,750	3,920	46.7%	5,451	11,201	6,073	84.4%
Occupancy and equipment	4,214	4,404	-4.3%	4,405	8,619	7,998	7.8%
Insurance	1,646	1,733	-5.0%	1,985	3,632	3,566	1.9%
Electronic banking charges	1,155	1,112	3.9%	1,454	2,610	1,791	45.7%
Taxes, other than payroll and income taxes	858	1,261	-32.0%	1,380	2,237	2,118	5.6%
Advertising, business promotion, and strategic initiatives	1,508	1,364	10.6%	1,192	2,700	2,064	30.8%
Loan servicing and clearing expenses	1,076	793	35.7%	1,021	2,097	1,518	38.1%
Foreclosure and repossession expenses	761	523	45.5%	729	1,490	825	80.6%
Communication	425	735	-42.2%	397	822	1,078	-23.7%
Directors and investor relations	339	388	-12.6%	287	625	703	-11.1%
Printing, postage, stationery and supplies	362	292	24.0%	282	644	495	30.1%
Other	1,372	892	53.8%	519	1,891	1,330	42.2%

Total non-interest expenses	30,696	27,850	10.2%	30,790	61,486	48,242	27.5%

Income before income taxes	25,076	679	3593.1%	9,553	34,629	13,788	151.2%
Income tax expense (benefit)	(1,391)	34	-4191.2%	6,472	5,081	1,206	321.3%

Net income	26,467	645	4003.4%	3,081	29,548	12,582	134.8%
Less: Dividends on preferred stock	(1,200)	(1,733)	-30.8%	(1,201)	(2,402)	(2,934)	-18.1%
Less: Allocation of undistributed earnings for participating preferred shares	—	(3,104)	-100.0%	—	—	(3,104)	-100.0%

Income available (loss) to common shareholders	$25,267	$(4,192)	-702.7%	$1,880	$7,146	$6,544	314.8%

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ORIENTAL FINANCIAL GROUP
Financial Summary
(NYSE: OFG)

	QUARTER ENDED				SIX-MONTH PERIOD ENDED
(Dollars in thousands, except per share data)	30-Jun-11	30-Jun-10%		31-Mar-11	30-Jun-11	30-Jun-10%
PRE-TAX OPERATING INCOME
Net interest income	$42,712	$36,963	15.6%	$37,165	$79,874	$66,439	20.2%
Less provision for non-covered loan and lease losses	(3,800)	(4,100)	-7.3%	(3,800)	(7,600)	(8,114)	6.3%
Core non-interest income:
Wealth management revenues	4,572	4,625	-1.1%	4,676	9,249	8,603	7.5%
Banking service revenues	3,306	3,041	8.7%	3,835	7,143	4,663	53.2%
Mortgage banking activities	2,435	2,339	4.1%	1,959	4,394	4,136	6.2%
Investment banking revenues	—	34	-100.0%	6	6	34	100.0%

Total core non-interest income	10,313	10,039	2.7%	10,476	20,792	17,436	19.2%
Less non interest expenses	(30,696)	(27,850)	10.2%	(30,790)	(61,486)	(48,242)	-27.5%

Total Pre-tax operating income	$18,529	$15,052	23.1%	$13,051	$31,580	$27,519	14.8%

INCOME (LOSS) PER COMMON SHARE
Basic	$0.56	$(0.13)	-542.4%	$0.04	$0.60	$0.22	168.3%

Diluted	$0.56	$(0.13)	-541.5%	$0.04	$0.59	$0.22	167.8%

COMMON STOCK DATA
Average common shares outstanding and equivalents	45,135	33,053	36.6%	46,179	45,656	29,471	54.9%

Cash dividends per share of common stock	$0.05	$0.04	25.1%	$0.05	$0.10	$0.08	26.8%

Cash dividends declared on common shares	$2,206	$1,322	66.9%	$2,269	$4,475	$2,644	69.2%

Pay-out ratio	8.95%	-31.60%	-128.3%	122.85%	17.10%	36.11%	-52.6%

SELECTED FINANCIAL DATA
PERFORMANCE RATIOS:
Return on average assets	1.48%	0.03%	4172.5%	0.17%	0.82%	0.37%	122.5%

Return on average common equity	15.36%	-4.07%	477.6%	1.15%	8.26%	3.62%	128.2%

Equity-to-assets ratio	10.23%	9.05%	13.0%	9.94%	10.23%	9.05%	13.0%

Efficiency ratio	57.89%	59.25%	-2.3%	64.63%	61.08%	57.52%	6.2%

Expense ratio	1.26%	1.04%	20.6%	1.23%	1.24%	0.95%	30.3%

TAX EQUIVALENT SPREAD
Interest-earning assets	5.06%	4.67%	8.4%	4.72%	4.89%	4.65%	5.2%
Tax equivalent adjustment	0.70%	1.36%	-48.5%	0.69%	0.69%	0.72%	-4.2%

Interest-earning assets — tax equivalent	5.76%	6.03%	-4.5%	5.41%	5.58%	5.37%	3.9%
Interest-bearing liabilities	2.48%	2.54%	-2.4%	2.51%	2.50%	2.66%	-6.0%

Tax equivalent interest rate spread	3.28%	3.49%	-6.0%	2.90%	3.08%	2.71%	13.7%

Tax equivalent interest rate margin	3.33%	3.52%	-5.4%	2.94%	3.13%	2.78%	12.6%

NORMAL SPREAD
Investments	4.49%	3.90%	15.1%	3.80%	4.14%	4.09%	1.2%
Loans
Loans not covered under shared-loss agreements with the FDIC	5.42%	6.17%	-12.2%	6.11%	5.75%	6.15%	-6.5%
Loans covered under shared-loss agreements with the FDIC	9.12%	8.89%	2.6%	9.30%	9.21%	8.89%	3.6%

	6.63%	7.02%	-5.6%	7.20%	6.91%	6.66%	3.8%

Interest-earning assets	5.06%	4.67%	8.4%	4.72%	4.89%	4.65%	5.2%

Deposits
Retail deposits	1.83%	2.37%	-22.78%	1.98%	1.91%	2.36%	-19.07%

Wholesale deposits	2.17%	1.26%	72.22%	1.61%	1.87%	2.04%	-8.33%

	1.89%	2.08%	-9.13%	1.91%	1.90%	2.29%	-17.03%

Borrowings
Securities sold under agreements to repurchase	2.72%	2.86%	-4.9%	2.79%	2.75%	2.84%	-3.2%
Advances from FHLB and other borrowings	3.84%	3.70%	3.8%	3.79%	3.83%	3.70%	3.5%
FDIC-guaranteed term notes	3.88%	3.88%	0.0%	3.86%	3.87%	3.87%	0.0%
Purchase money note issued to the FDIC	—	1.01%	—	—	—	1.01%	—
Subordinated capital notes	3.41%	3.38%	0.9%	3.35%	3.39%	3.34%	1.5%

	2.85%	2.77%	2.9%	2.91%	2.88%	2.84%	1.4%

Interest-bearing liabilities	2.48%	2.54%	-2.4%	2.51%	2.50%	2.66%	-6.0%

Interest rate spread	2.58%	2.13%	21.1%	2.21%	2.39%	1.99%	20.1%

Interest rate margin	2.63%	2.16%	21.8%	2.25%	2.44%	2.06%	18.4%

AVERAGE BALANCES
Investments	$4,741,578	$5,169,087	-8.3%	$4,821,029	$4,781,056	$5,045,001	-5.2%
Loans	1,751,074	1,675,227	4.5%	1,780,341	1,767,620	1,412,676	25.1%

Interest-earning assets	$6,492,652	$6,844,314	-5.1%	$6,601,370	$6,548,676	$6,457,678	1.4%

Deposits	$2,446,652	$2,298,265	6.5%	$2,560,501	$2,503,209	$2,029,539	23.3%
Borrowings	3,922,568	4,461,755	-12.1%	3,925,939	3,923,244	4,258,742	-7.9%

Interest-bearing liabilities	$6,369,220	$6,760,020	-5.8%	$6,486,440	$6,426,453	$6,288,282	2.2%

2 of 6

ORIENTAL FINANCIAL GROUP
Financial Summary
(NYSE: OFG)

	AS OF
(Dollars in thousands)	30-Jun-11	30-Jun-10%		31-Mar-11	31-Dec-10

BALANCE SHEET

Cash and cash equivalents	$281,029	$472,635	-40.6%	$317,411	$448,946

Investments:
Trading securities	864	56	1442.9%	1,444	1,330
Investment securities available-for-sale, at fair value, with amortized cost of $3,529,671 (June 30, 2010 - $4,913,939, March 31, 2011 - $3,562,749, December 31, 2010 - $3,661,146):
FNMA and FHLMC certificates	3,106,006	3,647,734	-14.9%	3,187,292	3,282,190
Obligations of US Government sponsored agencies	—	603,735	-100.0%	—	3,000
Non-agency collateralized mortgage obligations	—	71,805	-100.0%	—	—
CMO’s issued by US Government sponsored agencies	246,663	204,920	20.4%	160,508	177,804
GNMA certificates	98,892	303,637	-67.4%	117,710	127,714
Structured credit investments	45,713	41,606	9.9%	45,162	41,693
Obligations of Puerto Rico Government and political subdivisions	77,703	68,091	14.1%	77,258	67,663
Other debt securities	6,110	—	100.0%	—	—

Total investment securities available-for-sale	3,581,087	4,941,528	-27.5%	3,587,930	3,700,064

FNMA and FHLMC certificates held-to-maturity, at amortized cost, with fair value of $858,226 (March 31, 2011 - $855,816, December 31, 2010 - $675,721)	863,779	—	100.0%	875,494	689,917
Federal Home Loan Bank (FHLB) stock, at cost	23,779	22,496	5.7%	22,496	22,496
Other investments	150	150	0.0%	150	150

Total investments	4,469,659	4,964,230	-10.0%	4,487,514	4,413,957

Securities sold but not yet delivered	—	1,490	-100.0%	—	—

Loans:
Loans not covered under shared-loss agreements with the FDIC:
Mortgage	849,843	900,356	-5.6%	861,602	872,482
Commercial	264,962	208,102	27.3%	231,288	234,992
Leasing	17,104	1,451	1078.8%	13,763	10,257
Consumer	37,560	27,642	35.9%	38,818	35,942

Total loans receivable not covered under shared-loss agreements with the FDIC, gross	1,169,469	1,137,551	2.8%	1,145,471	1,153,673
Less: Deferred loan fees, net	(4,780)	(3,590)	33.1%	(4,390)	(4,354)

Total loans receivable not covered under shared-loss agreements with the FDIC	1,164,689	1,133,961	2.7%	1,141,081	1,149,319
Allowance for loan and lease losses on non-covered loans	(34,229)	(28,002)	22.2%	(32,727)	(31,430)

Loans receivable, net	1,130,460	1,105,959	2.2%	1,108,354	1,117,889
Mortgage loans held for sale	34,246	27,519	24.4%	34,216	33,979

Total loans not covered under shared-loss agreements with the FDIC, net	1,164,706	1,133,478	2.8%	1,142,570	1,151,868

Loans covered under shared-loss agreements with the FDIC:
Loans secured by 1-4 family residential properties	160,362	178,097	-10.0%	161,145	166,865
Construction and development secured by 1-4 family residential properties	14,688	19,048	-22.9%	16,516	17,253
Commercial and other construction	345,349	424,794	-18.7%	378,940	388,240
Leasing	58,290	114,707	-49.2%	69,630	79,093
Consumer	16,890	21,524	-21.5%	17,140	18,546

Loans covered under shared-loss agreements with the FDIC	595,579	758,170	-21.4%	643,371	669,997
Allowance for loan and lease losses on covered loans	(53,036)	—	-100.0%	(53,480)	(49,286)

Loans covered under shared-loss agreements with the FDIC, net	542,543	758,170	-28.4%	589,891	620,711

Total loans, net	1,707,249	1,891,648	-9.7%	1,732,461	1,772,579

FDIC shared-loss indemnification asset	437,434	546,527	-20.0%	436,889	471,872
Foreclosed real estate covered under shared-loss agreements with the FDIC	16,918	15,463	9.4%	16,212	14,871
Foreclosed real estate not covered under shared-loss agreements with the FDIC	12,031	12,277	-2.0%	12,793	11,969
Other repossessed assets covered under shared-loss agreements with the FDIC	1,893	3,091	-38.8%	2,503	2,350
Core deposit intangible	1,257	1,399	-10.2%	1,292	1,328
FDIC loss share receivable	3,199	1,099	191.1%	2,022	1,757
Accrued interest receivable	26,430	34,633	-23.7%	28,634	28,716
Deferred tax asset, net	32,637	27,375	19.2%	30,786	30,732
Prepaid FDIC Insurance	13,851	19,565	-29.2%	15,173	16,796
Premises and equipment, net	23,649	18,113	30.6%	23,353	23,941
Other prepaid expenses	11,572	9,175	26.1%	8,093	7,858
Derivative asset	90	—	100.0%	7,203	11,023
Servicing asset	9,840	9,285	6.0%	9,963	9,695
Tax credits	2,604	3,432	-24.1%	3,105	3,432
Debt issuance costs	1,683	2,915	-42.3%	1,991	2,299
Goodwill	2,370	2,370	0.0%	2,370	2,370
Investment in statutory trust	1,086	1,086	0.0%	1,086	1,086
Investment in equity indexed options	11,925	4,433	169.0%	11,764	9,870
Investment in swap options	—	—	0.0%	7,804	7,422
Accounts receivable and other assets	14,141	13,135	7.7%	15,840	15,855

Total assets	$7,082,547	$8,055,376	-12.1%	$7,176,262	$7,310,724

3 of 6

ORIENTAL FINANCIAL GROUP
Financial Summary
(NYSE: OFG)

	AS OF
(Dollars in thousands)	30-Jun-11	30-Jun-10%		31-Mar-11	31-Dec-10

Deposits:
Non-interest bearing demand deposits	$182,658	$168,771	8.0%	$175,679	$170,705
Interest-bearing savings and demand deposits	1,007,659	921,465	9.4%	1,012,710	1,019,539
Individual retirement accounts	356,764	340,273	4.8%	358,688	361,972
Retail certificates of deposit	438,532	419,655	4.5%	490,313	477,180

Total Retail Deposits	1,985,613	1,850,164	7.3%	2,037,390	2,029,396
Institutional deposits	211,032	544,146	-61.2%	240,779	280,617
Brokered Deposits	188,586	144,114	30.9%	223,303	278,875

Total deposits	2,385,231	2,538,424	-6.1%	2,501,472	2,588,888

Borrowings:
Short-term borrowings	31,812	45,200	-29.6%	32,335	42,470
Securities sold under agreements to repurchase	3,459,135	3,557,087	-2.8%	3,456,605	3,456,781
Advances from FHLB	281,747	281,735	0.0%	281,687	281,753
FDIC-guaranteed term notes	105,834	105,834	0.0%	105,112	105,834
Note payable to the FDIC	—	711,076	-100.0%	—	—
Subordinated capital notes	36,083	36,083	0.0%	36,083	36,083

Total borrowings	3,914,611	4,737,015	-17.4%	3,911,822	3,922,921

Total interest-bearing liabilities	6,299,842	7,275,439	-13.4%	6,413,294	6,511,809

Securities purchased but not yet received	—	533	-100.0%	—	—
FDIC net settlement payable	602	3,789	-84.1%	1,911	22,954
Derivative liability	13,918	3,374	312.5%	—	64
Accrued expenses and other liabilities	43,828	42,902	2.2%	47,929	43,566

Total liabilities	6,358,190	7,326,037	-13.2%	6,463,134	6,578,393

Preferred stock	68,000	245,289	-72.3%	68,000	68,000
Additional paid-in capital from beneficial conversion feature	—	22,711	-100.0%	—	—
Common stock	47,808	34,481	38.7%	47,808	47,808
Additional paid-in capital	498,556	288,749	72.7%	498,303	498,435
Legal surplus	49,414	46,655	5.9%	46,717	46,331
Retained earnings	71,091	83,212	-14.6%	50,727	51,502
Treasury stock, at cost	(45,386)	(17,120)	165.1%	(28,746)	(16,732)
Accumulated other comprehensive income, net	34,874	25,362	37.5%	30,319	36,987

Total stockholders’ equity	724,357	729,339	-0.7%	713,128	732,331

Total liabilities and stockholders’ equity	$7,082,547	$8,055,376	-12.1%	$7,176,262	$7,310,724

SELECTED FINANCIAL DATA AT PERIOD-END

Common shares outstanding at end of period	44,009	32,988	33.4%	45,375	46,349

Book value per common share	$14.91	$13.99	6.6%	$14.22	$14.33

Tangible book value per common share	$14.83	$13.87	6.9%	$14.14	$14.25

Trust assets managed	$2,266,770	$1,859,941	21.9%	$2,245,158	$2,175,270
Broker-dealer assets gathered	1,859,580	1,347,224	38.0%	1,792,264	1,695,634

Total assets managed	$4,126,350	$3,207,165	28.7%	$4,037,422	$3,870,904

4 of 6

ORIENTAL FINANCIAL GROUP
Financial Summary
(NYSE: OFG)

	AS OF
	30-Jun-11	30-Jun-10%		31-Mar-11	31-Dec-10
CAPITAL DATA

Leverage capital ratio	9.74%	8.95%	8.8%	9.48%	9.50%
Leverage capital ratio required	4.00%	4.00%		4.00%	4.00%
Actual tier 1 capital	$690,453	$709,503	-2.7%	$687,112	$699,746
Tier 1 capital required	$283,515	$317,075	-10.6%	$289,950	$294,500
Excess over regulatory requirement	$406,938	$392,428	3.7%	$397,162	$405,246

Tier 1 risk-based capital ratio	30.40%	27.13%	12.0%	30.64%	31.05%
Tier 1 risk-based capital ratio required	4.00%	4.00%		4.00%	4.00%
Actual tier 1 risk-based capital	$690,453	$709,503	-2.7%	$687,112	$699,746
Tier 1 risk-based capital required	$90,854	$104,614	-13.2%	$89,696	$90,141
Excess over regulatory requirement	$599,599	$604,889	-0.9%	$597,416	$609,605
Risk-weighted assets	$2,271,341	$2,615,355	-13.2%	$2,242,407	$2,253,525

Total risk-based capital ratio	31.68%	28.21%	12.3%	31.92%	32.33%
Total risk-based capital ratio required	8.00%	8.00%		8.00%	8.00%
Actual total risk-based capital	$719,593	$737,750	-2.5%	$715,868	$728,572
Total risk-based capital required	$181,707	$209,228	-13.2%	$179,393	$180,282
Excess over regulatory requirement	$537,886	$528,522	1.8%	$536,475	$548,290
Risk-weighted assets	$2,271,341	$2,615,355	-13.2%	$2,242,407	$2,253,525

Tangible common equity to total assets	9.22%	8.16%	13.0%	8.94%	9.04%
Tangible common equity to total risk-weighted assets	28.74%	25.14%	14.3%	28.61%	29.32%
Total equity to total assets	10.23%	9.05%	13.0%	9.94%	10.02%
Total equity to risk-weighted assets	31.89%	27.89%	14.3%	31.80%	32.50%

Tier 1 common equity to risk-weighted assets	27.40%	24.53%	11.7%	27.61%	28.03%
Tier 1 common equity	$622,453	$641,503	-3.0%	$619,112	$631,746

5 of 6

ORIENTAL FINANCIAL GROUP
Financial Summary
(NYSE: OFG)

	QUARTER ENDED				SIX-MONTH PERIOD ENDED
(Dollars in thousands)	30-Jun-11	30-Jun-10%		31-Mar-11	30-Jun-11	30-Jun-10%

Loan Production and Purchases Summary:
Mortgage loans production	$56,940	$58,424	-2.5%	$48,166	$105,106	$110,734	-5.1%
Mortgage loans purchased	2,754	5,368	-48.7%	4,641	7,395	8,867	-16.6%

Total mortgage	59,694	63,792	-6.4%	52,807	112,501	119,601	-5.9%

Commercial	45,638	20,238	125.5%	16,643	62,281	40,308	54.5%
Leasing	5,669	1,794	216.0%	4,872	10,542	1,794	487.6%
Consumer	5,666	3,509	61.5%	3,640	9,306	5,741	62.1%

Total loan production and purchases	$116,667	$89,333	30.6%	$77,962	$194,630	$167,444	16.2%

CREDIT DATA

Net credit losses, excluding loans covered under shared-loss agreements with the FDIC:
Mortgage	$1,268	$1,267	0.1%	$1,775	$3,044	$2,363	28.8%
Commercial	713	379	88.1%	272	985	478	106.1%
Consumer	286	429	-33.3%	395	681	544	25.2%
Leasing	30	—	100.0%	61	91	—	100.0%

Total net credit losses	$2,297	$2,075	10.7%	$2,503	$4,801	$3,385	41.8%

Net credit losses to average loans outstanding	0.78%	0.42%	85.7%	0.86%	0.82%	0.34%	140.3%

	AS OF
	30-Jun-11	30-Jun-10%		31-Mar-11	31-Dec-10

Allowance for loan and lease losses on non-covered loans	$34,229	$28,002	22.2%	$32,727	$31,430

Allowance coverage ratios:
Allowance for loan and lease losses to total loans (excluding loans covered under shared-loss agreements with the FDIC)	2.85%	2.41%	18.4%	2.78%	2.66%

Allowance for loan and lease losses to non-performing loans	26.38%	25.45%	3.7%	27.02%	25.67%

Non-performing assets summary (excluding assets covered under shared-loss agreements with the FDIC):
Mortgage	$93,792	$94,942	-1.2%	$92,403	$98,008
Commercial	35,061	14,220	146.6%	27,562	23,619
Consumer	765	866	-11.7%	777	761
Leasing	130	—	100.0%	395	35

Non-performing loans	129,748	110,028	17.9%	121,137	122,423
Foreclosed properties	12,031	12,277	-2.0%	12,793	11,969

Non-performing assets	$141,779	$122,305	15.9%	$133,930	$134,392

Non-performing loans to:
Total loans, excluding covered loans	11.14%	9.70%	14.8%	10.62%	10.65%

Total assets, excluding covered assets	2.01%	1.51%	33.1%	1.86%	1.85%

Total capital	17.91%	15.09%	18.7%	16.99%	16.72%

Non-performing assets to total assets, excluding covered assets	2.19%	1.68%	30.4%	2.06%	2.03%

Non-performing assets to total capital	19.57%	16.77%	16.7%	18.78%	18.35%

6 of 6